UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2024

CERENCE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Mall Road, Suite 416
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 362-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement

On April 12, 2024 (the “Amendment No. 3 Effective Date”), Cerence Inc. (the “Borrower” or the “Company”) entered into Amendment No. 3 to Credit Agreement (the “Amendment”), by and among the Borrower, the lenders and issuing banks party thereto and Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”), which amends certain terms of the Credit Agreement, dated as of June 12, 2020, by and among the Company, the lenders and issuing banks party thereto and Wells Fargo Bank, N.A., as administrative agent (as amended by Amendment No. 1, dated December 17, 2020, Amendment No. 2, dated November 22, 2022 and the Amendment, and as further amended, supplemented, or otherwise modified, the “Credit Agreement”).

Amendment No. 3 modified certain financial covenants. Tested quarterly, the Company will be required to maintain (i) a net secured leveraged ratio of not greater than 3.00 to 1.00; (ii) a minimum level of EBITDA (as defined in the Credit Agreement) of not less than (A) negative $5 million for the six month period ending June 30, 2024, (B) $7.5 million for the nine month period ending September 30, 2024, (C) $20 million for the four consecutive fiscal quarters ending December 31, 2024, (D) $30 million for the four consecutive fiscal quarters ending March 31, 2025, (E) $35 million for the four consecutive fiscal quarters ending June 30, 2025 and for the four consecutive fiscal quarters ending September 30, 2025, (F) $40 million for the four consecutive fiscal quarters ending December 31, 2025, and (G) $40 million for the four consecutive fiscal quarters ending March 31, 2026; (iii) minimum liquidity of at least $50 million; and (iv) aggregate capital expenditures of not more than $10 million.

Amendment No. 3 revised certain interest rates in the Credit Agreement. The applicable margin is SOFR plus 3.00% for SOFR loans and the highest of (i) the federal funds effective rate, (ii) the prime rate, and (iii) one-month SOFR plus 1.00% (the highest of clauses (i) through (iii), the “ABR”) plus 2.00% for ABR loans.

Amendment No. 3 also modified the maturity date for the revolving facility. The revolving facility matures on April 1, 2026, provided that if on any date during the period commencing on the date which is 91 days prior to the maturity date of the Company’s 3.00% Convertible Senior Notes due 2025 and any indebtedness incurred to refinance such notes that matures on or prior to July 1, 2026 (such debt, the “early maturity debt”), and ending on July 1, 2026, the maturity date of such early maturity debt has not been extended to a date after July 1, 2026 and the Company does not hold in a segregated deposit account an amount of cash sufficient to repay and discharge the principal amount of the early maturity debt at maturity, then the revolving facility shall mature on the date that is 91 days prior to the maturity date of the early maturity debt.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01—Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1†	Amendment No. 3, dated as of April 12, 2024, by and between Cerence Inc., the lenders and issuing banks party thereto and Wells Fargo Bank, N.A., as administrative agent.

†

Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2024	CERENCE INC.

	By:	/s/ Stefan Ortmanns
	Name:	Stefan Ortmanns
	Title:	Chief Executive Officer